Exhibit 10.4.1

SECOND AMENDMENT TO LEASE: RENEWAL

I          PARTIES

This amendment is executed in Aliso Viejo, California on August 24, 2009, by and between VIKING INVESTROS BARENTS SEA, LLC. (“Lessor”) and CRYOPORT SYSTEMS, INC., (“Lessee”), for the property known as 20382 Barents Sea Circle, Lake Forest, California.

II         RECITALS

Lessor and Lessee being parties to that certain lease dated June 26, 2007, attached hereto as Exhibit “A”, hereby express their mutual desire to extend the lease per the terms and conditions of this Second Amendment To Lease: Renewal.

III        AMENDMENTS

“LEASE TERM”: The lease term shall be extended for an additional twelve (12) months, until August 31, 2010.

‘RENT” shall hereinafter be paid as follows.

September 1, 2009 – August 31, 2010: Base rent to be $9,885 NNN per month.

In addition to the Base Rent Lessee shall be responsible for additional NNN charges according to the provisions of the original lease.

“BALANCE OF SECURITY DEPOSIT”: Lessor and Lessee agree that the balance of the security deposit is $9,358.

“CANCELLATION CLAUSE”: Lessee shall have the right to cancel the lease with a minimum of 120 day written notice at anytime as of November 30, 2009. In the event Lessee does exercise its option to cancel the lease, Lessee shall reimburse Lessor of the unearned leasing commissions paid to Cresa Partners.

IV        INCORPORATION

Except as modified herein, all other terms and conditions of the lease between the parties above described, as attached hereto, shall continue in full force and effect.

In Witness Whereof, Lessor and Lessee have executed this amendment as of the day and year first above written.

LESSOR: VIKING INVESTORS BARENTS SEA LLC

/s/ Jan-Erik Palm
Jan-Eric Palm, Managing Member

LESSEE: CRYOPORT SYSTEMS, INC.

By: /s/ Larry Stambaugh